EXHIBIT 5

INSTRUMENT OF SHARE TRANSFER

The undersigned, Sogou Technology Hong Kong Limited (the “Transferor”), DOES HEREBY transfer to Huang River Investment Limited (the “Transferee”) 6,991,039 Class A ordinary shares standing in our name in the undertaking called

Zhihu Inc.

to hold the same unto the Transferee.

Dated this 30th day of January 2024.

Executed as a deed by the Transferor

In the presence of:

/s/ Yue Li		/s/ Leiwen Yao
(Witness)		(Transferor)
Name:	Yue Li	Name:	Leiwen Yao
		Title:	Director

Executed as a deed by the Transferee

In the presence of:

/s/ Yue Li		/s/ Huateng Ma
(Witness)		(Transferee)
Name:	Yue Li	Name:	Huateng Ma
		Title:	Director